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                                                                 EXHIBIT 4.07(c)




          SUPPLEMENTAL INDENTURE, dated as of December 17, 1997, by and among General Host Corporation, a New York corporation (the "Company"), Frank's Nursery & Crafts, Inc., General Host Holding Corp., AMS Industries, Inc., AMS Salt Industries, Inc., Bay Resources, Inc. and Nursery Distributors, Inc. as guarantors (each, a "Guarantor" and, collectively, the "Guarantors") and Bankers Trust Company, as Trustee (the "Trustee").

                                 W I T N E S S E T H

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of February 28, 1992 (the "Indenture"), providing for the issuance of 11-1/2% Senior Subordinated Notes due 2002 of the Company (the "Notes");

          WHEREAS, Section 10.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders (such defined term and each other capitalized term used but not defined in these recitals having the meanings assigned thereto in Article One of this Supplemental Indenture) of not less than a majority in aggregate principal amount of the outstanding Notes, enter into a supplemental indenture for the purpose of (i) adding any provisions to or changing in any manner or eliminating certain provisions of the Indenture or (ii) modifying in any manner certain rights of the Holders under the Indenture, subject to certain exceptions;

          WHEREAS, the Company has offered to purchase for cash all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and the Consent Solicitation Statement dated November 25, 1997, as the same may be amended, supplemented or modified (the "Statement") and in the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Statement, the "Offer");

          WHEREAS, Cyrus Acquisition Corp., a New York corporation (the "Purchaser"), has commenced a tender offer to purchase for cash all of the issued and outstanding shares of common stock of the Company, par value $1.00 per share (the "Shares") (together with the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of March 7, 1990 and subsequently amended by Amendment No. 1 thereto, dated as of March 1, 1995 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor to Chemical Bank, as rights agent), at a purchase price of $5.50 per Share and associated rights (the "Equity Tender Offer");

          WHEREAS, the Offer is conditioned upon, among other things, the execution by the Trustee of a supplemental indenture implementing the proposed amendments and waivers (the "Proposed Amendments") to the Indenture set forth herein following receipt of the Requisite Consents (as defined in the Statement) from Holders of not less than a majority in aggregate principal amount of the outstanding Notes;

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          WHEREAS, following completion of the Offer and the Equity Tender
Offer, the Purchaser shall merge (the "Merger") with and into the Company upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of November 22, 1997 (the "Merger Agreement"), by and between the Purchaser and the Company;

          WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture;

          WHEREAS, each of the Company and each Guarantor has been authorized by Board Resolutions of its Board of Directors to enter into this Supplemental Indenture; and

          WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company and each of the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

                                     ARTICLE ONE

SECTION 101.   DEFINITIONS.

          Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                     ARTICLE TWO

SECTION 201.   WAIVER OF COMPLIANCE WITH SECTIONS 5.16, 6.01(4) AND 11.01.

          Effective upon, and subject only to, the Company's acceptance of Notes for purchase pursuant to the Offer (the "Acceptance"), the Trustee waives compliance with and application of the provisions of Sections 5.16, 6.01(4) and
11.01 of the Indenture and with any events of default set forth therein and with respect thereto, to the extent required to effect or otherwise in connection with the Offer, the Equity Tender Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions"), including, without limitation, (i) the execution and delivery of the Credit Agreement (the "Credit Agreement") among Frank's Nursery and Crafts, Inc. (the "Borrower"), the Purchaser, the Company, the Lenders (as defined therein) and The Chase Manhattan Bank, as administrative agent and collateral agent and Goldman Sachs Credit Partners L.P. as documentation agent, (ii) the execution and delivery of certain related security documents by the Purchaser, the Company and certain of its subsidiaries in connection with the Credit Agreement, (iii) the borrowing of up to $220,000,000 by the Borrower pursuant to the Credit

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Agreement, (iv) the payment of cash consideration to holders of the Shares in connection with the consummation of the Equity Tender Offer and the Merger, and
(v) any and all other actions that are taken by the Company, by the Purchaser or any of their respective subsidiaries in connection with the consummation of the Transactions.

                                    ARTICLE THREE

SECTION 301.   AMENDMENT OF SECTION 1.01.

          Effective upon, and subject only to, the Acceptance, Section 1.01 of the Indenture is amended by deleting, in their entirety, those terms, and the respective meanings assigned thereto, that are referred to in the provisions of only those Sections of the Indenture that have been amended by deleting the text of such Section in its entirety, as a result of the execution of this Supplemental Indenture.

SECTION 302.   AMENDMENT OF SECTION 5.12.


          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 303.   AMENDMENT OF SECTION 5.13

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.13 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 304.   AMENDMENT OF SECTION 5.14

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 305.   AMENDMENT OF SECTION 5.15

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.15 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

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                                                                              4

SECTION 306.   AMENDMENT OF SECTION 5.17

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.17 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 307.   AMENDMENT OF SECTION 5.18

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.18 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 308.   AMENDMENT OF SECTION 5.19

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.19 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.

SECTION 309.   AMENDMENT OF SECTION 5.20

          Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.20 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]" and any events of default arising from the Transactions relating solely to the breach of such Section are waived.


                                     ARTICLE FOUR

SECTION 401.   CONTINUING EFFECT OF INDENTURE.

          Except as expressly provided herein, all of terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

SECTION 402.   CONSTRUCTION OF SUPPLEMENTAL INDENTURE.

          The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 403.   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be

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included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 404.   TRUSTEE DISCLAIMER.

          The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the sufficiency of this Supplemental Indenture.

SECTION 405.   COUNTERPARTS.

          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                        [THIS SPACE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.


                              GENERAL HOST CORPORATION, as Issuer


                              By:     /S/ ROBERT M. LOVEJOY, JR.
                                 -----------------------------------
                              Name:  Robert M. Lovejoy, Jr.
                              Title: Vice President - Treasurer


                              FRANK'S NURSERY & CRAFTS, INC., as
                              Guarantor

                              GENERAL HOST HOLDING CORP., as Guarantor


                              AMS INDUSTRIES, INC., as Guarantor

                              AMS SALT INDUSTRIES, INC., as Guarantor

                              BAY RESOURCES, INC., as Guarantor

                              NURSERY DISTRIBUTORS, INC., as Guarantor


                              By:     /S/ ROBERT M. LOVEJOY, JR.
                                 -----------------------------------
                              Name:  Robert M. Lovejoy, Jr.
                              Title: Vice President - Treasurer


                              BANKERS TRUST COMPANY, as Trustee


                              By:     /S/ SUSAN JOHNSON
                                 -----------------------------------
                              Name:  Susan Johnson
                              Title: Assistant Vice President